EXHIBIT 10.2
                                SALE AGREEMENT

     THIS AGREEMENT is made and entered into as of September 27, 1996, by and between FRONTIER ACQUISITION CORPORATION, an Oklahoma corporation (hereinafter referred to as "Frontier") , with a mailing address at One Allen Center, 500 Dallas Street, Suite 2920, Houston, Texas 77002 and SPECIAL ENERGY CORPORATION, a Texas Corporation (hereinafter referred to as "Special") with a mailing address of P.O. Drawer 369 Stillwater, Oklahoma 74076.

                                   RECITALS
                                   --------

     WHEREAS, OXY U.S.A. Inc., a Delaware corporation (hereinafter referred to as "OXY") is the owner of certain oil and gas real property interests and related tangible assets located in the County of Garvin, in the State of Oklahoma, which properties OXY has contracted to convey to Frontier pursuant to that certain "Exchange Agreement dated as of September 1, 1996, (the "Exchange Agreement") and;

     WHEREAS, SPECIAL desires to purchase said Garvin County properties from Frontier subject only to OXY conveying same to Frontier;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived herefrom, Special and Frontier hereby agree as follows:

                           ARTICLE I  - DEFINITIONS
                           ------------------------

1.1  "Assets" shall refer to and include all of Frontier's right, title and
     -------
interest in and to all depths owned and to those real property interests described in Exhibit A, attached hereto and made a part hereof for all purposes, and in and to the personal property as described in Paragraph 1.1(e) which interests shall include without limitation the following:

     (a) Oil, gas and other mineral leases ("Leases"), overriding royalty interests and other property interests described in Exhibit A, insofar and only insofar as such cover and affect the lands described in Exhibit A;

     (b) Any rights and obligations derived from or created by unitization, pooling or communitization agreements or units formed under or pursuant to orders of any governmental authority;

     (c) All contracts and contractual rights, obligations and interests including but not limited to unit agreements, farmout or farmin agreements, operating or joint operating agreements, production sales contracts [but, as to the interests described on Exhibit A, excluding that certain agreement for the Purchase and Sale of Crude Oil executed the 31st day of August, 1983, by and between Occidental Petroleum Corporation, et al and CITGO Petroleum Corporation, et

SALE AGREEMENT
PAGE 2
          al, (the "CITGO Contract")], gas purchase contracts, processing contracts, gas balancing agreements, only insofar as such are assignable and relate to the interests described in Exhibit A. Such contracts shall hereinafter be referred to as "Existing Contracts";

     (d) Surface fee interests, surface use agreements, easements, permits and rights-of-way and similar rights and interests applicable to or used or useful in connection with any or all of the interests described in Exhibit A;

      (e) All wells, equipment, facilities and personal property (excluding vehicles) located on the lands described in Exhibit A, and used solely and directly in connection with the production, operation, treatment or transportation of oil and/or gas from those certain depths and lands described in Exhibit A, including, but not limited to, pumping equipment, storage facilities, pipelines, treatment equipment, meter stations, salt water disposal wells, separators, compressors, tanks, tank batteries and other fixtures;

     (f) The oil, gas of any kind and nature, other hydrocarbons and other minerals in, on and produced from and after the Effective Date hereof; and

     (g) Copies of original records, files, reports and other written material relating directly to the interests described in Exhibit A including, but not limited to, lease files, property records, contract files, operation files, maintenance files, development geological records, contractor files, financial records, NGPA filings and records, landowner files, reports to regulatory agencies.

     (h) Notwithstanding the foregoing, the definition of Assets shall not include any record, file, written document, or any other document, information or tangible thing that is identified as being subject to:
          (1) any confidentiality agreement (unless transfer is otherwise permitted thereunder), (2) any agreement to inhibit or restrict the transfer of such document, information or tangible thing, or (3) any claim of attorney work product or attorney client privilege.

1.2    "Assignee" refers to the party hereto which will own the Assets after the
       ----------
Effective Date: namely, Special is the Assignee with regard to the Assets described on Exhibit A.

1.3    "Assignor" refers to the party assigning its rights in the Assets as of
       ----------
the Effective Date: namely Frontier is the Assignor with regard to the Assets described on Exhibit A.

1.4    "Effective Date."  Only in the event Closing occurs, the effective date
       -----------------
of the exchange contemplated herein shall be September 1, 1996, 7:00 a.m. Central Daylight Time where the Assets are located .

SALE AGREEMENT
PAGE 3

1.5    "Title Defects" shall mean any material encumbrance, encroachment,
       ---------------
irregularity, defect in, or objection to Assignor's title to the Assets, which, based upon petroleum industry standards for the area in which the affected property is located, alone or in combination with other defects, would unreasonably interfere with Assignee's use and enjoyment of the Assets as currently used. "Title Defect" shall also mean the inability of Assignor to assign to Assignee at least the royalty interest in the Assets and/or at least the net revenue interest in the Assets and not greater than the cost bearing working interest in the Assets than those undivided percentage interests set forth in Exhibit A.

                          ARTICLE II - SALE OF ASSETS
                          ---------------------------

2.1    ASSIGNMENT BY FRONTIER.   Subject to the other provisions of this
       -----------------------
Agreement, Frontier shall assign to Special all of Frontier's right, title and interest in and to the Assets, as defined above and as described in Exhibit "A", in the form of assignment attached hereto as Exhibit "A-1".

                          ARTICLE III - CONSIDERATION
                          ---------------------------

     The consideration for this Agreement is the mutual exchanges, payments and assignments between the Parties described herein, including as consideration for the Assets described in Exhibit A, Special agrees to pay at Closing to Frontier Seven Hundred Ten Thousand Dollars ($710,000). This additional consideration shall be paid at Closing to Frontier, at Frontier's direction, by cashiers check.

As further Consideration, Assignee hereby agrees, as of the Effective Date, to assume, perform and comply with all of the provisions and obligations (expressed or implied), that are attributable to the Assets, including without limitation the following:

     (a) All the terms and conditions of the Leases and of the contracts, agreements and instruments which relate to the Assets, including but not limited to, those described in Exhibit A.

     (b) Compliance with any and all laws, ordinances, rules and regulations affecting the Assets, and the operation thereof, including but not limited to (a) those related to the proper plugging and abandonment of all wells, whether currently producing or non-producing, which are part of the Assets, or which are thereafter drilled on the Assets, (b) those related to removal of all equipment and facilities and to restoration of the surface of the lands included in the Assets, and
          (c) those related to inactive or unplugged wells, bonding and permitting, and to the use of explosives in shooting or pulling of casing and tubing.

SALE AGREEMENT
PAGE 4

             ARTICLE IV - REPRESENTATIONS AND WARRANTIES BY PARTIES
             ------------------------------------------------------

Frontier, as Assignor, hereby makes the following representations and warranties as of the Closing Date to the Assignee:

4.1    AUTHORIZATION.
       -------------

     (a)  Organization and Standing.  Assignor is a corporation duly organized,
          -------------------------
          validly existing and in good standing under the laws of its state of incorporation and is duly qualified to acquire and operate the Assets.

     (b)  Corporate Power.  Assignor has the corporate power to enter into and
          ---------------
          perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Assignor, and the transactions contemplated hereby, do not violate (i) any provision of the articles of incorporation or bylaws of Assignor, or (ii) any judgment, order, ruling or decree applicable to Assignor as a party in interest.

     (c)  Execution and Delivery. The execution, delivery and performance of
          ----------------------
          this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporation action on the part of Assignor and this Agreement has been duly executed and delivered on behalf of Assignor.

     (d)  Validity of Agreement.  This Agreement constitutes a legal, valid and
          ---------------------
          binding obligation of Assignor, enforceable against Assignor in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect affecting the enforcement of creditors; rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.2    TITLE.  With regard to the Assets it conveys, except as to otherwise
       -----
provided herein, ASSIGNOR DOES NOT WARRANT OR REPRESENT, EITHER EXPRESSLY OR BY IMPLICATION, TITLE TO PROPERTY (REAL OR PERSONAL), THE CONDITION OF ANY WELLS OR EQUIPMENT OR THE QUANTITY, QUALITY OR CONDITION OF ANY MATERIAL OR EQUIPMENT OR ITS FITNESS FOR USE OR THE SUITABILITY FOR USE OF SAME IN WHOLE OR IN PART. ASSIGNOR DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OF ANY PERSONAL PROPERTY OR OF THE FITNESS OF ANY PERSONAL PROPERTY FOR ANY PURPOSE, AND ASSIGNEE AGREES THAT ANY PERSONAL PROPERTY IS SOLD "AS IS" AND "WHERE IS". ASSIGNOR DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR.

SALE AGREEMENT
PAGE 5

4.3    REPRESENTATIONS.
       ---------------

     (a)  Mortgages and Other Instruments.  To the best of Assignor's knowledge,
          -------------------------------
          neither the performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will cause a breach of any of the terms and conditions of any agreement or other instrument to which Assignor is a party or by which it is bound or result in the creation or imposition of any lien upon any of the Assets, or the production of oil, gas or other minerals from the Assets.

     (b)  Brokers.  Assignor has not incurred any liability, contingent or
          -------
          otherwise, for brokers' or finders' fees relating to the transactions contemplated by the Agreement for which Assignee shall have any responsibility whatsoever.

            ARTICLE V - REPRESENTATIONS AND WARRANTIES BY ASSIGNEE
            ------------------------------------------------------

     Special in its capacity as Assignee hereunder and with respect to the Assets for which it is Assignee, represents and warrants to Frontier:

     (a)  Organization and Standing.  Assignee is a corporation duly organized,
          -------------------------
          validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to acquire and operate the Assets in the state in which the Assets are located.

     (b)  Corporate Power.  Assignee has the corporate power to enter into and
          ---------------
          perform this Agreement and the transactions contemplated hereby. Subject to rights to consent by governmental entities and required notices to and filings with governmental entities where the same are customarily obtained or made subsequent to the assignment of oil and gas interests and leases, the execution, delivery and performance of this Agreement by Assignee and the transactions contemplated hereby will not violate (i) any provision of the articles of incorporation or bylaws of Assignee, or (ii) any judgement, order, ruling or decree applicable to Assignee as a party in interest.

     (c)  Execution and Delivery. The execution, delivery and performance of
          ----------------------
          this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Assignee. This Agreement has been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Assignee enforceable in accordance with their terms.

SALE AGREEMENT
PAGE 6


     (d)  Validity of Agreement.  This Agreement does, and such documents and
          ---------------------
          instruments shall, constitute a legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and
          (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (e)  Licenses and Permits. At or prior to Closing, Assignee shall obtain or
          --------------------
          satisfy Assignor that it will obtain all licenses, bonds, permits and other approvals which to the best of Assignee's knowledge are required to be obtained by it to succeed Assignor as owner of its Assets.

     (f)  Assumption of Obligations.  Assignee shall assume, and agrees and
          -------------------------
          covenants to perform, all the express and implied covenants, duties and obligations of Assignor relating to its Assets which shall accrue under applicable leases, contracts or agreements or are required by applicable laws and regulations.

     (g)  Further Distribution.  Assignee is acquiring the Assets for its own
          --------------------
          account and not with view to, or for offer or resale in connection with, a distribution or transfer thereof within the meaning of the Securities Act of 1933 and the rules and regulations pertaining to it or in violation of any applicable federal and state securities laws.

     (h)  Brokers.  Assignee has not incurred any liability, contingent or
          -------
          otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Assignor shall have any responsibility whatsoever.

               ARTICLE VI - CONDUCT OF BUSINESS PRIOR TO CLOSING
               -------------------------------------------------

6.1    OPERATION OF ASSETS. In that Assignor will only acquire title to the
       -------------------
assets concurrent with this sale, Assignor cannot and does not make any representation as to operation of the assets. Assignor shall, to the extent it has certain control rights pursuant to the Exchange Agreement as regards to the assets as to access to information and access to the assets provide same to Special.

6.2    INDEPENDENT EVALUATION AND TITLE REVIEW.  As soon as possible after
       ---------------------------------------
execution of this Agreement, Frontier shall, to the extent it is provided for in the Exchange Agreement authorize Special to have access during normal business hours to all records and documents in OXY's possession affecting title to the Assets. It is Special's responsibility to satisfy itself as to the condition of the Assets and title thereto prior to Closing of the subject transaction. ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS MADE NO REPRESENTATIONS, VERBAL OR OTHERWISE, OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS

SALE AGREEMENT
PAGE 7


OF SUCH INFORMATION, OR AS TO ASSIGNOR'S TITLE TO THE ASSETS, AND, IN ENTERING INTO AND PERFORMING THIS AGREEMENT, ASSIGNEE HAS RELIED AND WILL RELY SOLELY UPON ITS INDEPENDENT INVESTIGATION OF, AND JUDGEMENT WITH RESPECT TO, THE ASSETS, THEIR VALUE AND ASSIGNOR'S TITLE THERETO.

6.3    CASUALTY LOSSES.  If prior to the Closing Date any facility or equipment
       ---------------
included within the Assets to be transferred by Assignor is damaged or destroyed by fire, flood, storm or other casualty (hereinafter called "Casualty Loss"), Assignor shall as soon as Assignor is aware, notify Assignee. Assignee shall have the option to proceed with the exchange under the terms and conditions of this Agreement, renegotiate the exchange, or to terminate the exchange without any further liability to either party. Should Assignee elect to proceed with the exchange, Assignee shall receive any insurance proceeds payable to Assignor with respect to such Casualty Loss.

6.4    HART-SCOTT-RODINO ACT.  Each party shall make all filings required of it
       ---------------------
under the Hart-Scott-Rodino Act of 1976, and rules and regulations promulgated pursuant thereto (the "HSR Act"), by virtue of the exchange contemplated hereunder.

                  ARTICLE VII - ADJUSTMENT OF EXCHANGE VALUES
                  -------------------------------------------

     On or before ten (10) days prior to Closing, the party to whom an Asset is to be assigned shall deliver to the party transferring such Asset written notice of any matters which either constitute a Title Defect or cause a breach of the representations and warranties as set forth in Article IV herein made with respect to that Asset. The party transferring such Asset, at its sole cost and expense, may attempt to cure such matters. In the event that party is unable or chooses not to cure such matter, or in the event of a Casualty Loss as set forth in Article VI herein, the party receiving the Asset may terminate this Agreement and all rights and obligations associated therewith, or it may choose to proceed with the exchange on the terms and conditions set forth in this Agreement, or renegotiate the exchange with the other party. In no event shall either party ever be required to contribute cash to make up losses in value occasioned by Title Defect or Casualty Loss.

The parties agree that this Article VII shall provide the sole remedy for addressing any Title Defect or any breach of the representations and warranties contained in Article IV. At Closing hereunder, except as otherwise agreed to in writing, the parties shall be conclusively deemed to have waived any and all Title Defects or breaches of the representations and warranties contained in
Article IV hereof.

       ARTICLE VIII - PROCEEDS, ROYALTY OBLIGATIONS, EXPENSES AND TAXES
       ----------------------------------------------------------------

8.1    ACCOUNTING FOR PRODUCTION AND PROCEEDS OF PRODUCTION.  The right to
       ----------------------------------------------------
production from or attributable to the Assets shall pass from Assignor to Assignee as of the Effective Date. OXY shall retain ownership and be entitled to all proceeds from the sale of any

SALE AGREEMENT
PAGE 8

oil and plant products in tanks or storage facilities above the pipeline connections, attributable to the Assets prior to the Effective Date. If Assignor should at any time subsequent to the Closing Date receive from any purchasers of production any proceeds attributable to any sale of production from the Assets occurring after the Effective Date, Assignor shall promptly remit all such amounts to Assignee. Similarly, if Assignee should at any time after the Closing Date receive any proceeds attributable to any such sale occurring prior to the Effective Date, Assignee shall promptly remit the same to Assignor.

8.2    ROYALTY OBLIGATIONS:  EXPENSES.  OXY shall be responsible for the payment
       ------------------------------
of all royalty obligations, operating expenses and capital expenses attributable to the Assets prior to the Effective Date, however, Assignor shall not be responsible for those royalty obligation amounts attributable to the Assets prior to the Effective Date and which were held in suspense by OXY and transferred to Assignee at Closing or through the post closing adjustment provided for in Article XI. Assignee shall be responsible for the payment of all royalty obligations, operating expenses and capital expenses attributable to the Assets after the Effective Date. Assignee shall also assume full responsibility for the payment of all funds arising out of production from the Assets which have been deposited in accordance with various state escrow statutes. At Closing, Assignor shall furnish, to the extent it has same, a listing of all accounts and funds so held or deposited. Assignee agrees to and shall indemnify, defend and hold Assignor harmless for all actions arising out of or in connection with the deposit or disbursement of said funds. A party paying any such royalties or expenses which are the responsibility of the other party shall be entitled to prompt reimbursement upon evidence of such payment.

8.3    TAXES.  All taxes (other than income taxes or sales taxes) relating to
       -----
production of oil, gas and condensate attributable to the Assets prior to the Effective Date, regardless of the basis therefore, shall be the obligation of and paid by OXY, and all taxes relating to such production on or after the Effective Date shall be the obligation of and paid by Assignee.

8.4    SALES OR TRANSFER TAXES.  The consideration provided for hereunder is net
       -----------------------
of any applicable sales taxes or other transfer taxes in connection with the exchange of the Assets. Assignee shall be liable for any sales tax or other transfer tax, as well as any applicable conveyance, transfer and recording fee, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to this Agreement. Assignee shall indemnify and hold Assignor harmless with respect to the payment of any such taxes and fees including any interest or penalties assessed thereon.

8.5    COOPERATION.  Each party shall provide reasonable access during normal
       -----------
business hours to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any governmental entity. Each party shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party shall be required at any time to disclose to the other party any tax returns or other confidential tax information.

SALE AGREEMENT
PAGE 9

8.6    JOINT BILLING AUDITS:  CREDITS.  To the extent that the interest to be
       ------------------------------
conveyed pursuant hereto is a cost bearing working interest, Assignor shall be responsible for and entitled to the settlement of all joint billing audits which relate to accounting periods prior to Effective Date. Assignee shall be responsible for and entitled to the settlement of all joint billing audits which relate to accounting periods after the Effective Date. Any amounts and credits received by Assignee after the Effective Date attributable to expenses paid prior to the Effective Date shall be reimbursed to Assignor by Assignee.

                             ARTICLE IX - CLOSING
                             --------------------

9.1    CONDITIONS TO CLOSING.
       ---------------------

     (a)  Conditions to Obligations of Assignee. The obligations of Assignee to
          -------------------------------------
          be performed at the Closing are subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Assignee:

          (i)   Representations and Warranties. The representations of Assignor
                ------------------------------
                set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except as may be specifically contemplated hereby).

          (ii)  Performance of Obligations of Assignor.  Assignor shall have
                --------------------------------------
                performed in all material respects all conditions required to be performed by it under this Agreement prior to or on the Closing Date.

          (iii) Intentionally left blank.

          (iv)  Litigation. No suit or other proceeding shall be pending before
                ----------
                any court or governmental agency seeking to restrain or prohibit the exchange contemplated by this Agreement.

          (v)   No Violations. The Closing shall not violate any order or decree
                -------------
                of any court or governmental body having competent jurisdiction.

          (vi)  Liens. The Assets shall be delivered free and clear of any
                -----
                liens, mortgages, security interests, production payments, net profits interest or other similar encumbrances by, through and under Assignor, and in the event the Assets have an existing lien, it will be released prior to Closing.

          (vii) Prior Contractual Requirement.  Frontier shall have concurrent
                -----------------------------
                herewith or prior to closing of this agreement, closed its acquisition of the assets from OXY pursuant to the Exchange Agreement.

SALE AGREEMENT
PAGE 10

     (b)  Conditions to Obligations of Assignor. The obligations of Assignor to
          -------------------------------------
          be performed at the Closing are subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Assignor:


          (i)   Representations and Warranties. The representations of Assignee
                ------------------------------
                set forth in this Agreement shall be true and correct in all material respects as of the Closing Date .

          (ii)  Performance of Obligations of Assignee.  Assignee shall have
                --------------------------------------
                performed in all material respects all conditions required to be performed by it under this Agreement prior to or on the Closing Date.

          (iii) Litigation.  No suit or other proceeding shall be pending before
                ----------
                any court or governmental agency seeking to restrain or prohibit the exchange contemplated by this Agreement. Upon receipt, Assignee shall also execute and acknowledge the conveyance documents.

          (iv)  No Violations. The Closing shall not violate any order or decree
                -------------
                of any court or governmental body having competent jurisdiction.

9.2    DATE AND PLACE OF CLOSING.  The Closing of the exchange of the Assets
       -------------------------
shall take place at the offices of OXY at such time and date as may be agreed upon by Frontier, OXY and Special (the "Closing Date"), but not later than October 15, 1996, unless otherwise mutually agreed to in writing by the parties.

9.3    CLOSING OBLIGATIONS.  At the Closing the following events shall occur,
       -------------------
each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

     (a) Assignor shall execute, acknowledge and deliver to Assignee conveyance documents substantially in the form set forth in Exhibit A to this Agreement as to all Assets and such other instruments of transfer and assignment necessary to convey to Assignee or its subsidiary the Assets in the manner contemplated by this Agreement. Upon receipt, Assignee shall also execute and acknowledge the conveyance documents and shall file such documents for recording in a timely fashion with the proper authorities in the appropriate counties. Thereafter, Assignee shall provide Assignor with all recording information.

     (b) Assignor shall deliver to Assignee exclusive possession of the Assets, and Assignee shall take possession of the Assets, effective as of the Effective Date.

SALE AGREEMENT
PAGE 11

     (c) Assignor and Assignee shall execute, acknowledge, and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payments of proceeds attributable to production from the Assets to Assignee.

     (d) Assignor and Assignee shall execute, acknowledge and deliver such other instruments and take such other action as may be necessary to carry out their respective obligations under this Agreement, including, but not limited to, assignment of Operating Rights (if applicable) on forms acceptable to the appropriate governmental entity.

     (e) Special shall pay to Frontier (as directed) the consideration provided for in Article III.

     (f) Frontier shall have, concurrent herewith or prior closing, closed the Exchange Agreement with OXY thereby acquiring its interest in the Assets.

                     ARTICLE X - TERMINATION OF AGREEMENT
                     ------------------------------------

     (a) In addition to termination pursuant to Section 6.3 or Article VII, this Agreement may be terminated at any time prior to the Closing Date by:


          (i) Either party hereto, if consummation of the transactions contemplated hereby would violate any non-appealable final order of any court or governmental body having competent jurisdiction;

          (ii) Either party hereto, if prior to Closing, any legislation which would have the effect of prohibiting or making unlawful the acquisition or ownership of the Assets by Assignee or the conveyance or trade of the Assets by Assignor has been enacted into law.

     (b) This Agreement shall terminate in the event either party fails to fulfill the conditions of Article IX, which give rise to the other parties' obligation to close, unless such other party waives the unfulfilled conditions.

     (c) In the event of the termination of this Agreement pursuant to the provisions of this paragraph, this Agreement shall become void and have no effect, without any liability on the part of either party or any of its directors, officers, partners, employees or stockholders.

                    ARTICLE XI - OBLIGATIONS AFTER CLOSING
                    --------------------------------------

11.1   POST-CLOSING ADJUSTMENTS.  Within one hundred twenty (120) days after
       ------------------------
Closing, a final settlement statement will be prepared by each party of the Assets assigned by that

SALE AGREEMENT
PAGE 12

party and submitted to the other, showing income and expenses for the Assets between the Effective Date and Closing Date and other charges and credits provided in this Agreement.

     (a)  Assignor shall be credited with:

          (i) The value of all merchantable oil and plant products above the pipeline connections in tanks and storage facilities at the Effective Date that is credited to Assignor's net revenue or royalty interest in the Assets, such value to be the actual price received by Assignee as of the Effective Date, less any taxes withheld properly by the purchaser of such.

          (ii) The amount of all costs and expenses, including, without limitation, rentals and other charges, ad valorem and other taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom, expenses paid under applicable operating agreements and, in the absence of an operating agreement, expenses of the sort customarily billed under such agreements, not including income taxes, paid by or on behalf of Assignor, in connection with the operation of the Assets for work performed during the period after the Effective Date.

          (iii) An amount equal to all prepaid expenses attributable to the Assets that are paid by or on behalf of Assignor prior to or after the Closing Date and that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Date, including without limitation, prepaid ad valorem, property, production, severance, and similar taxes (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons on the receipt of proceeds therefrom. Any refund of ad valorem tax attributable to the period before the Effective Date received by Assignee shall be credited to Assignor.

     (b)  Assignee shall be credited with:

          (i) Proceeds net of royalties received by Assignor that are, in accordance with generally accepted accounting principles, attributable to the Assets for the period of time after the Effective Date.

          (ii) The amount of all costs and expenses, including, without limitation, rentals and other charges, ad valorem, property, production, excise, severance, windfall profit, and other taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom, expenses paid under applicable operating agreements and, in the absence of an operating agreement, expenses of the sort customarily

SALE AGREEMENT
PAGE 13

                billed under such agreements, not including income taxes, paid by or on behalf of Assignee, in connection with the operation of the Assets for work performed during the period prior to the Effective Date.

          (iii) The amount attributable to royalty obligations held in suspense by Assignor and attributable to the Assets prior to the Effective Date.

     (c) In addition to the matters mentioned above, the final settlement statement shall include any other debits and credits, either cash or accrued, but excluding income and franchise taxes, which under generally accepted accounting principles would reflect transfer of ownership of the Assets on the Effective Date.

     (d) The net amount to be paid by the owing party shall be paid within thirty (30) days after receipt of the final settlement statement. Assignee shall have the right for a period of one hundred twenty (120) days from the date of the final settlement statement in which to audit the matters covered thereby.

     (e) In the event Assignee and Assignor are unable to mutually agree upon the amount of the settlement statement, an audit shall be conducted by an accounting firm on which the parties mutually agree. Assignee and Assignor agree to be bound by the findings of such audit, insofar as the final settlement statement amount is concerned, and each shall bear one half of all expenses associated with such audit.

11.2   FURTHER ASSURANCES.  After Closing, Assignor agrees to execute and
       ------------------
deliver to Assignee all such instruments, notices, division or transfer orders, and other documents, and to do all such other acts not inconsistent with this Agreement as it has the legal right to convey and which may reasonably be necessary or advisable to carry out its obligations under this Agreement or to more fully assure Assignee, its successors and assigns, of the respective rights, titles, interests and estates herein provided to be assigned and conveyed by Assignor to Assignee at Closing.

11.3   EXISTING OBLIGATIONS.
       --------------------

     (a)  Existing Contracts. The Assets will be conveyed subject to any and all
          ------------------
          Existing Contracts, as well as any and all other agreements pertaining thereto which are of record or of which Assignee has actual notice. To the extent of the interest acquired by Assignee hereunder, Assignee agrees to and shall assume and be responsible for all obligations of Assignor under such Existing Contracts and other agreements as of the Effective Date. Should any such agreement provide for a preferential right to purchase or require prior consent to assign, then the obligation of Assignee to purchase the property affected thereby shall be subject to Assignor obtaining such waiver or consent prior to the Closing Date.

SALE AGREEMENT
PAGE 14

     (b) Special and Frontier agree that this exchange of Assets is subject to and OXY does hereby reserve the Citgo Contract, and the option, hereby exercised and exercisable at any time and from time to time after the Effective Date, of purchasing or marketing for the benefit of Special all of the share of oil produced from or allocated to the Assets shown on Exhibit "A" applicable to the interest therein acquired by Special hereunder at the price provided in the Citgo Contract.

                         ARTICLE XII - INDEMNIFICATION
                         -----------------------------

12.1 Assignee shall, (i) at the Effective Time assume, and be responsible for and comply with all duties and obligations of Assignor, express or implied, with respect to the interests, including, without limitation, those arising under or by virtue of any lease, contract, agreement, document, permit, applicable statute or rule, regulation or order of any governmental authority (specifically including, without limitation, any governmental request or requirement to plug, re-plug and/or abandon any well of whatsoever type, status or classification, or take any clean-up or other action with respect to the property or premises) and
(ii) defend, indemnify and hold Assignor harmless from any and all claims in connection therewith, except any such claims arising out of, resulting from, or relating to the ownership or operation of the interests by Assignor prior to the Effective Time.

12.2 Assignee shall defend, indemnify and hold Assignor harmless from any and all claims in favor of any person, corporation, partnership, governmental or regulatory agency, or other legal entity for personal injury; death or damage to property or to the environment, or for any other relief, arising directly or indirectly from, or incident to, the use, occupation, operation, maintenance or abandonment of any of the interests, or condition of the property or premises, whether latent or patent, resulting from or arising out of the conditions, actions or inactions from and after the Effective Time.

12.3 OXY shall (i) be responsible for any and all claims arising out of the production or sale of hydrocarbons from the interests -- or the proper accounting or payment to parties for their interests therein -- insofar as such claims relate to periods of time prior to the Effective Time and (ii) defend, indemnify and hold Assignee harmless from any and all such claims. Assignee shall be responsible for all of said types of claims insofar as they relate to periods of time from and after the Effective Time, and shall defend, indemnify and hold Assignor harmless therefrom.

12.4 Intentionally left blank.

12.5 Notwithstanding any other provision contained herein to the contrary, Assignee acknowledges that the Assets have been utilized for the purpose of exploration, production and development of oil and gas, and that Assignee has been informed and is aware that oil and gas producing formations can contain naturally occurring radioactive material (NORM) and that some oil field production equipment and/or facilities may contain asbestos and/or NORM. Assignee has inspected the property and premises and satisfied itself as to their physical and environmental condition, both surface and subsurface.

SALE AGREEMENT
PAGE 15

12.6 In addition to provisions 12.1 and 12.2 above, to the extent that the interest received is, or may become, a cost bearing working interest Assignee agrees to defend, indemnify and hold harmless Assignor and its affiliated companies, and its and their officers, directors, agents, and employees, from and against all losses, costs, claims, demands, suits, liability and expense with respect to the Assets which arise out of or relate to Assignee's ownership and/or operation of such Assets.


                          ARTICLE XIII - MISCELLANEOUS
                          ----------------------------


13.1   INTENT.  It is the intent of Frontier to assign and of Special to receive
       ------
all of the interest Frontier receives from OXY in those Assets described in
Exhibit "A".   In the event that any interests owned by Assignor in such
properties are omitted or incorrectly described, the parties agree to execute the documents necessary to effect the intent stated herein.

13.2   IMBALANCES.  Assignee has made an independent investigation into the gas
       ----------
imbalances and has taken such imbalances into consideration in this Agreement. Assignee shall assume all of Assignor's rights, duties, benefits, obligations or liability for any production imbalances relating to the Assets transferred as of the Effective Date. In the event that Assignor's gas production, if any, from any of the Assets is out of balance, Assignee shall acquire the Assets subject to such overproduction or underproduction and no adjustment shall be made. In the case of Assets in which Assignor is underproduced, Assignee shall acquire all of Assignor's rights to recoup such underproduction, whether pursuant to a gas balancing agreement or otherwise, subject to applicable royalty and tax burdens. In the case of Assets in which Assignor is overproduced, Assignee shall acquire the Assets subject to, and Assignee shall indemnify Assignor with regard to, the obligation to balance, either in kind or in cash, the gas
production with the underproduced parties in the Assets.   In the event Assignor
has received payment for gas not actually taken under a gas sales contract's "take-or-pay" or similar provision, which will obligate Assignee to deliver gas at some future time from the Assets without receiving full payment therefor or will require payment of such "take-or-pay" payment, an adjustment will be made between the parties by the amount of such "take-or-pay" payment.

13.3   INTEGRATION:  AMENDMENT AND MODIFICATION.  Except as expressly set forth
       ----------------------------------------
herein, neither of the parties makes to the other any representation or warranty, whether expressed or implied, of any kind whatsoever. This Agreement may not be modified, supplemented or changed in any respect except by a writing duly executed by both parties hereto.

13.4   DESCRIPTION HEADINGS.  The headings of the paragraphs and subparagraphs
       --------------------
of this Agreement are inserted for convenience only and shall not constitute a part hereof.

SALE AGREEMENT
PAGE 16

13.5   GOVERNING LAW.  THE PARTIES HEREBY AGREE THAT THIS AGREEMENT SHALL BE
       -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

13.6   BINDING EFFECT:  ASSIGNMENT.  This Agreement shall be binding upon and
       ---------------------------
shall inure to the benefit of and be enforceable by each of the parties, and their successors and permitted assigns. This Agreement shall not be assigned prior to the Closing Date by either party hereto without the consent of the other, except that either party may assign its rights hereunder to any subsidiary or affiliate.

13.7   REMOVAL OF SIGNS.  In the case of Assignor-operated properties, Assignee
       ----------------
shall remove OXY's name from the property on or as soon as possible after the actual closing date. Within ten (10) days of the Closing Date, Assignee shall post its own signs in compliance with applicable state regulations. In the event Assignee fails to do so, Assignor's representatives shall have full access to the property for such purpose.

13.8   NOTICES.  All notices, disclosures or other information which are
       -------
required or permitted hereunder shall be in writing and shall be delivered as follows:

  FRONTIER'S MAILING ADDRESS:              SPECIAL'S MAILING ADDRESS:
  ---------------------------              --------------------------

  Frontier Acquisition Corporation         Special Energy Corporation
  One Allen Center                         P. O. Drawer 369
  500 Dallas Street, Suite 2920            Stillwater, Oklahoma, 74076
  Houston, Texas 77002

13.9   COUNTERPARTS.  This Agreement may be executed in any number of
       ------------
counterparts and each such counterpart hereof shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Agreement shall not be binding on any named party until it is signed by or validly on behalf of all named parties and, where applicable, their spouses.

13.10  TAXES.
       -----

     (a) Neither party makes any warranty of any particular tax treatment which might be afforded the other party under this Agreement.

     (b), (c), (d), (e) "Intentionally left blank".


13.11  SEVERABILITY.  If any provision of this Agreement is held invalid, the
       ------------
remainder of the Agreement shall not be affected thereby unless the effect thereof would be to materially alter the burdens or benefits intended by the parties by the express language of this Agreement.

SALE AGREEMENT
PAGE 17

13.12  NO PARTNERSHIP CREATED.  The parties do not intend that this Agreement
       ----------------------
create (and it shall not be construed to create) a joint venture, partnership or any type of association. No party is authorized hereby to act as agent or principal for any other party with respect to any matter related hereto.

13.13  FILES AND RECORDS.  Within thirty (30) days after the Closing Date,
       -----------------
Assignor shall deliver to Assignee copies of all material documents in Assignor's possession pertaining to the Assets conveyed, except proprietary data and documents subject to the attorney-client privilege. For a period of two (2) years after the date of Closing, Assignee will retain the books, records, and files of Assignor delivered to it pursuant hereto and will make such books, records, and files available to Assignor upon reasonable notice, at Assignee's headquarters (or at such other location in the United States as Assignee may designate in writing to Assignor), at reasonable times and during regular office hours.

13.14  SURVIVAL OF OBLIGATIONS.  This Agreement is intended, in part, to
       -----------------------
evidence the continuing rights and obligations of the parties following Closing under this Agreement. Accordingly, except for the representations and warranties of the parties, all of the covenants, agreements and other obligations of the parties expressed herein are hereby expressly made to survive Closing of the transactions contemplated hereby.

13.15 Notwithstanding any other provisions hereof, the parties hereto agree that Special will only acquire from Frontier those rights in the Assets that Frontier receives pursuant to the Exchange Agreement. Frontier will only be required to close with Special concurrent to close with or subsequent to closing of the Exchange Agreement at Frontier's sole discretion. Notwithstanding any other provisions hereof, Special will be deemed to acquire title concurrent with Frontier acquiring its rights to the Assets such that as between Special and Frontier it will be as if Special acquired the Assets directly from OXY for purposes of operations.

  IN WITNESS WHEREOF, this Agreement has been executed this 27th day of September, 1996.

                                SPECIAL ENERGY CORPORATION

                                By         /s/ John Special
                                  -----------------------------------------
                                Its            President
                                   ----------------------------------------

                                FRONTIER ACQUISITION CORPORATION


                                By          /s/ David Christofferson
                                  -----------------------------------------
                                Its          Executive Vice President
                                   ----------------------------------------

SALE AGREEMENT
PAGE 18

                                ACKNOWLEDGMENT


STATE OF OKLAHOMA }
                  } SS
COUNTY OF OKLAHOMA}

     The foregoing instrument was acknowledged before me this 27th Day of September, 1996 by John F. Special, of Special Energy Corporation, its President.

My Commission Expires:

4/29/98                                    /s/ Lynda F. Townsend
                                           -------------------------------
                                                Notary Public




STATE OF OKLAHOMA }
                  } SS
COUNTY OF OKLAHOMA}

     The foregoing instrument was acknowledged before me this 27th day of September 1996, by David B. Christofferson, of Frontier Acquisition Corporation, its Executive Vice President.

My Commission Expires:

4/29/98                                    /s/ Lynda F. Townsend
                                           --------------------------------
                                                Notary Public

SALE AGREEMENT
PAGE 19

                                EXHIBIT "A"  -

Attached hereto and made a part of that certain Sale Agreement between Frontier Acquisition Corporation, as Assignor and Special Energy Corporation, as Assignee, dated September 1, 1996.

                              SCHEDULE OF LEASES

                          WEATHERFORD "A" (7-3591680)
                          ---------------------------
                                   WI: 100%
                                  NRI: 87.5%

  LEASE NUMBER:       63525138/3525138
  DATE OF LEASE:      December 20, 1950
  LESSOR:             Charlotte E. Plaster, now Weatherford
  LESSEE:             Cities Service Oil Company
  RECORDING DATA:     Book 339 Page 10

  DESCRIPTION:        Insofar as lease covers Lot three (3) and Lot four (4)and
                      East Half of the Southwest Quarter (E/2 SW/4), Section 31,
                      Township 4 North, Range 2 West, Garvin Co., Oklahoma

                       HOLLOWAY-WEATHERFORD (7-3540992)
                       --------------------------------
                                   WI: 100%
                                  NRI: 87.5%

  LEASE NUMBER:       63532136/3525138
  DATE OF LEASE:      July 10, 1943
  LESSOR:             T. S. Holloway
  LESS EE:            Harry H. Phillips
  RECORDING DATA:     Book 232 Page 140

  DESCRIPTION:        Northwest Quarter of Southeast Quarter, (NW/4 SE/4), North
                      Half of the Southwest Quarter of the Southeast Quarter
                      (N/2 SW/4 SE/4), Southeast Quarter of the Southwest
                      Quarter of the Southeast Quarter (SE/4 SW/4 SE/4), Section
                      31 Township 4 North, Range 2 West, Garvin Co., Oklahoma

  LEASE NUMBER:       63525138/3525138
  DATE OF LEASE:      December 20, 1950
  LESSOR:             Charlotte E. Plaster, now Weatherford
  LESSEE:             Cities Service Oil Company
  RECORDING DATA:     Book 339 Page 10

SALE AGREEMENT
PAGE 20

  DESCRIPTION:        Insofar as lease covers Southwest Quarter of the Southwest
                      Quarter of the Southeast Quarter, (SW/4 SW/4 SE/4) Section
                      31 Township 4 North, Range 2 West, Garvin County, Oklahoma

                             BROWN "K" (7-3508880)
                             ---------------------
                                   WI: 100%
                                  NRI: 87.5%

   LEASE NUMBER:      63523198/3523198
   DATE OF LEASE:     December 27, 1946
   LESSOR:            Lillie C. Brown
   LESSEE:            Carl J. O'Hornet
   RECORDING DATA:    Book 268 Page 348

   DESCRIPTION:       Northeast Quarter (NE/4), less right-of-way for railroad;
                      North Half of the Northeast Quarter of the Southeast
                      Quarter (N/2 NE/4 SE/4); Southeast Quarter of the
                      Northeast Quarter of the Southeast Quarter (SE/4 NE/4
                      SE/4) of Section 16 Township 4 North, Range 3 West, Garvin
                      County, Oklahoma, insofar as the above lease covers all rights LESS AND EXCEPT fifty percent (50%) interest from surface down to the base of the Pennsylvania in the South
                      Half of Northeast Quarter (S/2 NE/4), Northwest Quarter of the Northeast Quarter (NW/4 NE/4), and LESS AND EXCEPT sixty-two and a half percent (62.5%) interest in the North
                      Half of the Northeast Quarter of the Southeast Quarter
                      (N/2 NE/4 SE/4) from surface to the Base of the Pennsylvania formation; LESS AND EXCEPT rights from the base of the Pennsylvania formation down to 100' below the stratigraphic equivalent of 10,388' in the North Half of the Northeast Quarter of the Southeast Quarter (N/2 NE/4
                      SE/4) and Southeast Quarter of the Northeast Quarter of the Southeast Quarter (SE/4 NE/4 SE/4), LESS AND EXCEPT rights into the Gibson Sand from 6949' to 7012'.

   LEASE NUMBER:      63531976/3523198
   LEASE DATE:        May 1, 1943
   LESSOR:            Edna Ruth Thompson
   LESSOR:            Harry H. Phillips
   RECORDING DATA:    Book 234 Page 368

   DESCRIPTION:       Southwest Quarter of the Northeast Quarter of the
                      Southeast

SALE AGREEMENT
PAGE 21

                      Quarter (SW/4 NE/4 SW/4) Section 16 Township 4 North, Range 3 West, Garvin County, Oklahoma, Insofar as the lease covers a thirty-seven and a half (37.5%) interest from surface to the base of the Pennsylvania formation.

                          SCHEDULE OF SURFACE LEASES
                          --------------------------

  LEASE NUMBER:       S3503135
  DATE:               March 15, 1965
  LESSOR:             T. S. Holloway
  LESSEE:             Sinclair Oil & Gas Company
  RECORDING DATA:     Book 667 Page 412

  DESCRIPTION:        Northwest Quarter of the Southeast Quarter (NW/4 SE/4)
                      Section 31 Township 4 North, Range 2 West, Garvin Co.,
                      Oklahoma

  LEASE NUMBER:       S3500786
  DATE:               October 29, 1963, amended March 19, 1985
  LESSOR:             Samie Leon Weatherford, et ux
  LESSEE:             Cities Service Oil Company
  RECORDING DATA:     Book 636 Page 394

  DESCRIPTION:        Surface of East Half of the Northwest Quarter of the
                      Southeast Quarter (E/2 NW/4 SE/4) and West Half of the
                      Northeast Quarter of the Southeast Quarter of the Southwest Quarter (W/2 NE/4 SE/4 SW/4), Section 31
                      Township 4 North, Range 2 West, Disposal rights into
                      Weatherford "A" #5 well. Pipeline easement across Lots 3
                      and Lots 4 and East half of Southwest Quarter (E/2 SW/4) and Southwest Quarter of the Southwest Quarter of the Southeast Quarter (SW/4 SW/4 SE/4) and Southeast Quarter of the Southeast Quarter of the Northwest Quarter (SE/4
                      SE/4 NW/4) of Section 31 Township 4 North, Range 2 West,
                      Garvin Co., Oklahoma


The above described Oil and Gas Leases are subject to the following:


1. Contract 35-C-223 between Cities Service Oil Company and Erie P. Halliburton Co., dated Mar. 31, 1949 covering oil and gas rights in the S/2 NE/4 Sec 16 T4N R3W, Garvin Co., Oklahoma.

SALE AGREEMENT
PAGE 22

2. Contract 35-C-223A between Cities Service Oil Company and Erie P. Halliburton Company, dated July 12, 1949 covering oil and gas rights in the NE/4 SE/4 Section 16 T4N R3W, Garvin Co., Oklahoma.

3. Contract 35-C-1243 between Erie P. Halliburton and Cities Service Oil Company, dated November 15, 1949 covering oil and gas rights down to the base of the Pennsylvania Formation in NW/4 NE/4 Sec 16 T4N R3W, Garvin Co., Oklahoma

4.  Oklahoma Corporation Commission Order No. 374953, dated July 1, 1993.

5.  Maysville Gasoline Plant Contract dated October 1, 1947

SALE AGREEMENT
PAGE 23

                                 EXHIBIT "A-1"

Attached hereto and made a part of that certain Assignment between Frontier Acquisition Corporation, as Assignor and Special Energy Corporation, as Assignee, dated September 1, 1996.


                       ASSIGNMENT OF OIL AND GAS LEASES
                                      AND
                                 BILL OF SALE

     This Assignment of Oil and Gas Leases and Bill of Sale, effective as of September 1, 1996 at 7:00 a.m., Daylight Standard Time, ("Effective Date"), is by and between Frontier Acquisition Corporation, an Oklahoma Corporation, whose address is 500 Dallas Street, Suite 2920, Houston, Texas 77002, as "Assignor", and Special Energy Corporation, a Texas Corporation, with a mailing address of
P. O. Drawer 369, Stillwater, Oklahoma 74076, as, "Assignee".

                             W I T N E S S E T H:

     For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby grants, sells, conveys, assigns and transfers to Assignee, effective as of the Effective Date, the following:

     (a) The interest of Assignor in the oil and gas leases thereunder as described in Exhibit "A" attached hereto and incorporated by reference;

     (b) All of the Assignor's right, title and interest in and under, or derived from, all presently existing contracts, agreements and instruments to the extent they relate to the interest described in Exhibit "A", including, but not limited to, operating agreements, unitization agreements, communitization and pooling agreements, agreements for the sale or purchase of oil, gas, casinghead gas or CO\\2 \\[but excluding that certain Agreement For The Purchase and Sale of Domestic Crude Oil executed the 31st day of August, 1983, by and between Occidental Petroleum Corporation, et al, and CITGO Petroleum Corporation, et al, (the "CITGO Contract")], all of which are hereinafter collectively referred to as "Existing Contracts":

     (c) All of Assignors right, title and interest in and to all real and personal property (excluding vehicles), fixtures, appurtenances, easements, licenses, approvals or authorizations and permits to the extent they directly relate to the interests described in Exhibit "A", including all wellbores, associated equipment, surface rights, and lease and unit owned facilities, pipelines, treatment equipment, salt water disposal wells, compressors, tanks and tank batteries and other fixtures.

     (d) To the extent of the interest sold, all of Assignor's right, title and interest in and to the oil, gas of any kind and nature, other hydrocarbons and other minerals in, on and produced from or allocated to the leasehold interest assigned to Assignee from and after the Effective Date hereof.

      All of the property and contract rights, titles and interests described above are hereinafter collectively called the "Assets".

     TO HAVE AND TO HOLD the said Assets unto Assignee, its successors and assigns, forever subject to the terms, reservations and conditions contained herein.

     Assignee represents that it has inspected, or has sufficient opportunity to inspect, the Assets and the premises and has satisfied itself as to their physical and environmental condition, both surface and subsurface, and Assignee has satisfied itself as to the risk and obligations assumed hereunder, and that Assignee hereby accepts the same in their "AS IS, WHERE IS" condition. In addition, all of the Assets, whether real or personal, are conveyed without WARRANTIES OF TITLE OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND WITHOUT WARRANTIES AS TO CONDITION, MERCHANTABILITY OR FITNESS FOR

SALE AGREEMENT
PAGE 24


A PARTICULAR PURPOSE.

EXHIBIT "A-1"
PAGE 3

for their interests therein -- insofar as such claims relate to periods of time prior to the Effective Time and (ii) defend, indemnify and hold Assignee harmless from any and all such claims. Assignee shall be responsible d\for all of said types of claims insofar as they relate to periods of time from and after the Effective Time, and shall defend, indemnify and hold Assignee harmless therefrom.

12.4 For a period of one year after the Effective Time, Assignor shall in addition to any other obligation incurred pursuant hereto, for any claim arising within one (1) year after the effective time defend, indemnify and hold Assignee harmless from any and all claims in favor of any person, corporation, partnership, government or regulatory agency, or other legal entity for personal injury, death or damage to property or the environment, or for any other relief, arising directly or indirectly from, or incident to, the use, occupation, operation, maintenance or abandonment of any of the interests or conditions, actions or inactions prior to the Effective Time.

12.5 Notwithstanding any other provision contained herein to the contrary, Assignee acknowledges that the Assets have been utilized for the purpose of exploration, production and development of oil and gas, and that Assignee has been informed and is aware that oil and gas producing formations can contain naturally occurring radioactive material (NORM) and that some oil field production equipment and/or facilities may contain asbestos and/or NORM. Assignee has inspected the property and premises and satisfied itself as to their physical and environmental condition, both surface and subsurface.

12.6 In addition to provisions 12.1 and 12.2 above, to the extent that the interest received is, or may become, a cost bearing working interest Assignee agrees to defend, indemnify and hold harmless Assignor and its affiliated companies, and its and their officers, directors, agents, and employees, from and against all losses, costs, claims, demands, suits, liability and expense with respect to the Assets which arise out of or relate to Assignee's ownership and/or operation of such Assets.

     Assignee agrees to comply with all laws and with all rules, regulations and orders of all municipal, state and federal agencies and regulatory bodies in the conduct of all operations by Assignee in and on the ;lands covered hereby, including, but not by way of limitation, the proper plugging of all wells on the said lands, the proper disposal or treatment of wastes and the transfer or assumption of applicable permits, bonds, approvals and licenses.

     The provisions of this instrument and the aforementioned Exchange Agreement shall attach to and run with the leases and lands herein described and shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective (as applicable) heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the said Frontier Acquisition Corporation, as Assignor, and Special Energy Corporation, as Assignee, have caused their names to be
affixed as of this         day of September, 1996, but this Assignment shall be
                   -------
effective as of the Effective Date herein stated.

                       ASSIGNOR

                       FRONTIER ACQUISITION CORPORATION



                       By: (AN EXHIBIT - NOT FOR SIGNATURE)
                            --------------------------------
                       Its:
                           ---------------------------------

                       ASSIGNEE

                       SPECIAL ENERGY CORPORATION


                       By: (AN EXHIBIT - NOT FOR SIGNATURE)
                          --------------------------------
                       Its:
                           --------------------------------